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                                                                    EXHIBIT 99.2

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                             STOCKHOLDERS AGREEMENT

                                   DATED AS OF

                                 APRIL 29, 2002

                                  BY AND AMONG

                          TELESPECTRUM WORLDWIDE INC.,

                       THE STOCKHOLDERS SIGNATORY HERETO,

                              THE MANAGEMENT AGENT

                                       AND

                            THE ADMINISTRATIVE AGENT

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Certain Defined Terms ......................................     2
Section 1.2   Other Definitional Provisions ..............................     7

                                   ARTICLE II

                                CORPORATE MATTERS

Section 2.1   Reimbursement of Expenses ..................................     7
Section 2.2   D&O Liability Insurance ....................................     7

                                   ARTICLE III

                                VOTING AGREEMENTS

Section 3.1   Board Nominees .............................................     8
Section 3.2   Consent to Election of Initial Directors ...................     8
Section 3.3   Voting .....................................................     8
Section 3.4   Determination of Board Nominees ............................     8
Section 3.5   Irrevocable Proxy ..........................................     9
Section 3.6   Credit Agreement Determinations Not Affected ...............    10
Section 3.7   Group Filing ...............................................    10

                                   ARTICLE IV

                               TRANSFERS OF SHARES

Section 4.1   Transfer Restrictions ......................................    11
Section 4.2   Tag-along/Drag-along Rights and Obligations ................    12
Section 4.3   Condition of Transfer ......................................    14
Section 4.4   Stock Ledger and Transfer Records ..........................    15
Section 4.5   Restrictive Legends15

                                    ARTICLE V

                               REGISTRATION RIGHTS

Section 5.1   Demand Registration ........................................    16
Section 5.2   Incidental Registrations ...................................    17
Section 5.3   Priority ...................................................    18
Section 5.4   Registration Procedures ....................................    19
Section 5.5   Information Supplied .......................................    22
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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Section 5.6   Restrictions on Disposition ................................    22
Section 5.7   Indemnification ............................................    22
Section 5.8   Required Reports ...........................................    25
Section 5.9   Selection of Counsel .......................................    25
Section 5.10  Suspension/Postponement of Registration ....................    25
Section 5.11  Holdback Agreement .........................................    26
Section 5.12  Participation in Underwritten Registrations ................    26
Section 5.13  Expenses ...................................................    26
Section 5.14  No Inconsistent Agreements .................................    26

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.1   Administrative Agent .......................................    26
Section 6.2   Termination ................................................    27
Section 6.3   Amendments and Waivers .....................................    28
Section 6.4   Successors, Assigns and Transferees; Management Stockholder     28
Section 6.5   Notices ....................................................    29
Section 6.6   Further Assurances .........................................    29
Section 6.7   Entire Agreement ...........................................    29
Section 6.8   Delays or Omissions ........................................    29
Section 6.9   Governing Law; Jurisdiction; Waiver of Jury Trial ..........    29
Section 6.10  Severability ...............................................    30
Section 6.11  Effective Date .............................................    30
Section 6.12  Enforcement ................................................    30
Section 6.13  Titles and Subtitles .......................................    30
Section 6.14  No Recourse ................................................    30
Section 6.15  Counterparts; Facsimile Signatures .........................    30
Section 6.16  No Third Party Beneficiaries ...............................    30
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Exhibits

Exhibit A  Form of Stock Option Plan
Exhibit B  Form of Agreement to be Bound

                           TELESPECTRUM WORLDWIDE INC.

                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered as of April 29, 2002, among TELESPECTRUM WORLDWIDE INC., a Delaware corporation (the "COMPANY"), J. Peter Pierce, as Management Agent, BNP Paribas, as Administrative Agent, J. Peter Pierce, as a Management Stockholder, each of the PREFERRED STOCKHOLDERS of the Company whose name appears on the signature pages hereof, and each other employee of the Company who becomes a party hereto upon receipt of any Common Stock or any options ("OPTIONS") to acquire Common Stock (such individuals are referred to herein as "MANAGEMENT STOCKHOLDERS"). Each Preferred Stockholder, each Management Stockholder and any other Person who shall become a party to this Agreement is sometimes hereinafter referred to as a "STOCKHOLDER."

                                 R E C I T A L S

            WHEREAS, the Company and the Preferred Stockholders have entered into a Preferred Stock Issuance and Restructuring Agreement, dated as of the date hereof (the "Preferred Stock Issuance and Restructuring Agreement"), pursuant to which the Preferred Stockholders will receive, among other things, 40,000 newly issued shares of Series A Preferred Stock (the "Series A Preferred Stock"), in consideration for and in satisfaction of indebtedness in the amount of $40 million currently owing to the Preferred Stockholders by the Company under the Existing Credit Agreement (defined below) and 90,000 newly issued shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), in consideration for and in satisfaction of indebtedness in excess of $65 million currently owing to the Preferred Stockholders by the Company under the Existing Credit Agreement;

            WHEREAS, on the date hereof, a portion of the Series B Preferred Stock will convert into Common Stock (as hereinafter defined);

            WHEREAS, simultaneously and in connection with the issuance of such 90,000 shares of Series B Preferred Stock and 40,000 shares of Series A Preferred Stock, the Preferred Stockholders have agreed to amend and restate the terms of the existing Amended and Restated Credit Agreement dated as of April 16, 2001 between the Company, the Lenders signatory thereto and BNP Paribas, as administrative agent for and representative of the Lenders (as amended through the date hereof and as such agreement or any provision thereof may have otherwise been amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement") and to enter into a Second Amended and Restated Credit Agreement, of even date herewith, among the Company, the Preferred Stockholders, as the initial lenders, and the Administrative Agent (as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the "Credit Agreement"); and

            WHEREAS, the Stockholders desire to enter into certain arrangements among themselves relating to the ownership, voting and disposition of the Series A Preferred Stock, the Series B Preferred

Stock, the Common Stock issued upon conversion the Series B Preferred Stock (the "Conversion Shares") and any other Common Stock acquired by the Stockholders and any Options or Common Stock acquired by any Management Stockholder, and the Stockholders and the Company desire to enter into certain arrangements relating to the Company, to be effective as of the date hereof.

            NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

            "Additional Seller" has the meaning assigned to such term in Section 4.2(b).

            "Administrative Agent" has the meaning assigned to such term in
Section 6.1.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Approved Preferred Stockholder Nominee" has the meaning assigned to such term in Section 3.4.

            "Approved Management Nominee" has the meaning assigned to such term in Section 3.4.

            "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Series B Preferred Stock, Common Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and
(ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution of this Agreement.

            "Board" means the Board of Directors of the Company.

            "Business Day" means for all purposes any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business.

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            "Buyer" has the meaning assigned to such term in Section 4.2(b).

            "Bylaws" means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Certificate of Incorporation and the terms of this Agreement.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

            "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

            "Charter Amendment" means the amendment to the Company's Certificate of Incorporation which provides for an increase in the Company's authorized capital from 200,000,000 shares of Common Stock to 900,000,000 shares of Common Stock.

            "Claims" has the meaning assigned to such term in Section 5.7(a).

            "Closing" has the meaning assigned to such term in the Preferred Stock Issuance and Restructuring Agreement.

            "Closing Date" means the Closing Date under the Preferred Stock Issuance and Restructuring Agreement.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "Credit Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

            "Conversion Shares" has the meaning assigned to such term in the Recitals to this Agreement.

            "Demand Registration" has the meaning assigned to such term in
Section 5.1(a).

            "Director" means any member of the Board.

            "Drag-along Notice" has the meaning assigned to such term in Section 4.2(d).

            "Equity Securities" of a Person means any capital stock or other equity interest, or other securities convertible into or exercisable or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities or to participate in the equity of such Person, such as stock appreciation rights.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Existing Credit Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

            "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

            "Holder" means a Stockholder or a holder of Registrable Securities (including any direct or indirect Transferees of a Stockholder) entitled to the rights, and bound by the obligations, under this Agreement in accordance with
Section 4.3.

            "Indemnified Party" has the meaning assigned to such term in Section 5.7(a).

            "Indemnifying Party" means any Person who provides indemnity to an Indemnified Party.

            "Initiating Holders" has the meaning assigned to such term in
Section 5.1(a).

            "Irrevocable Proxy" has the meaning assigned to such term in Section 3.5(b).

            "Lender" has the meaning set forth in the Credit Agreement.

            "Losses" has the meaning assigned to such term in Section 6.1.

            "Management Agent" has the meaning assigned to such term in Section 3.4(b).

            "Management Nominees" has the meaning assigned to such term in
Section 3.1.

            "Management Stockholders" has the meaning assigned to such term in the Preamble.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NYSE" means the New York Stock Exchange.

            "Offeree" has the meaning assigned to such term in Section 4.2(b).

            "Options" has the meaning assigned to such term in the Preamble.

            "Other Holders" means Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

            "Other Securities" means securities of the Company, other than Registrable Securities which, by virtue of agreements between Other Holders and the Company, are entitled to be included in certain registrations hereunder.

            "Percentage Interest" has the meaning assigned to such term in
Section 4.1(b).

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

            "Preferred Stockholder Nominees" has the meaning assigned to such term in Section 3.1.

            "Preferred Stockholder" means a stockholder who was issued Series A Preferred Stock and Series B Preferred Stock pursuant to the Preferred Stock Issuance and Restructuring Agreement.

            "Preferred Stock Issuance and Restructuring Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

            "Principal Officers" has the meaning assigned to such term in
Section 3.4(b).

            "Proxy Shares" has the meaning assigned to such term in Section 3.5(a).

            "Public Transfer" means a Transfer (i) in a public offering pursuant to an effective registration statement or (ii) in accordance with Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

            "Registrable Securities" means any of the following securities held by any Holder: (i) Common Stock, and (ii) any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act, or (c) such securities shall have ceased to be outstanding.

            "Registration Expenses" means any and all expenses incident to performance of or compliance with Article V of this Agreement, including (a) all SEC and securities exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in the bylaws of the NASD, and of its counsel), (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the NASD pursuant to Section 5.4(h)(i) and all rating agency fees related to the offering, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel selected pursuant to Section 5.9, (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (h) expenses incurred in connection with any road show.

            "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Seller" has the meaning assigned to such term in Section 4.2(a).

            "Seller's Notice" has the meaning assigned to such term in Section 4.2(b).

            "Series A Certificate of Designations" means the Certificate of Designations of Series A Preferred Stock of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Series B Certificate of Designations" means the Certificate of Designations of Series B Convertible Preferred Stock of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Series A Preferred Stock" has the meaning assigned to such term in the Recitals to this Agreement.

            "Series B Preferred Stock" has the meaning assigned to such term in the Recitals to this Agreement.

            "Stock Option Plan" means the Telespectrum Worldwide Inc. 2002 Stock Incentive Plan, substantially in the form of Exhibit A attached hereto.

            "Stockholder" has the meaning assigned to such term in the Preamble.

            "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.


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

            "Tag-along Notice" has the meaning assigned to such term in Section 4.2(b).

            "Term Loans" has the meaning assigned to such term in the Credit Agreement.

            "Transfer" or "Transferred" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

            "Transferee" means any Person to whom a Stockholder Transfers Equity Securities of the Company in accordance with the terms hereof.

            "Vested Options" has the meaning assigned to such term in Section 4.2(a).

            Section 1.2 Other Definitional Provisions.

            (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                                CORPORATE MATTERS

            Section 2.1 Reimbursement of Expenses. The Company shall reimburse the Directors for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

            Section 2.2 D&O Liability Insurance. To the extent available on commercially reasonable terms, the Company shall procure and maintain in effect directors and officers insurance for its Directors in respect of all liabilities arising from or relating to their services as members of the Board of the Company or of any Subsidiary of the Company (and such policy shall cover all persons who were Directors or officers of the Company immediately prior to the Closing). Such insurance shall be on such terms and in such amounts as are customarily maintained by comparable publicly-held corporations and shall be maintained at all times that the Stockholders have the right to designate directors hereunder and as to each Director and officer covered by this provision for a period of six years after such person ceases to be a Director or officer (including any period of "tail coverage").

                                  ARTICLE III
                                VOTING AGREEMENTS

            Section 3.1 Board Nominees. The Stockholders agree to vote all shares hold by them and take such other actions within their control to provide that the Board at all times consists of not less than five (5) Directors, a majority of which shall be nominated by the Preferred Stockholders (the "Preferred Stockholder Nominees") in accordance with Section 3.4 below and two
(2) of which shall be nominated by the Management Stockholders in accordance with Section 3.4 below (the "Management Nominees"); provided that one of the Management Nominees must be the Chief Executive Officer of the Company.

            Section 3.2 Consent to Election of Initial Directors. As a condition to the closing under the Preferred Stock Issuance and Restructuring Agreement, the Board shall have been set at five Directors with (1) the following persons duly approved and serving as Directors of the Company (such persons, the "Initial Preferred Stockholder Nominees"): Eugene Davis, Bradley Scher and Kevin Flannery and (2) the following persons duly appointed and serving as Directors of the Company (such persons, the "Initial Management Nominees"): J. Peter Pierce and Christopher Williams; to serve in each case until the next annual meeting of stockholders of the Company and until their respective successors shall be duly elected and qualified.

            Section 3.3 Voting. Each of the Preferred Stockholders agrees to vote, or act by written consent with respect to, any Series B Preferred Stock or Common Stock beneficially owned by it, at each annual or special meeting of the Preferred Stockholders or Common Stockholders and to take all actions by written consent in lieu of any such meeting and such other actions within their control as are necessary:

                  (i) to elect to the Board any Approved Preferred Stockholder Nominees (as determined in accordance with Section 3.4 below);

                  (ii) to elect to the Board any Approved Management Nominees (as determined in accordance with Section 3.4 below);

                  (iii) to have the Board consist of not less than five (5) Directors;

                  (iv) in the event that a vacancy in the number of Directors is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director, to cause such vacancy to be filled by
(A) an Approved Management Nominee, in the event that the Director to be replaced was a Management Nominee or (B) an Approved Preferred Stockholder Nominee, in the event that the Director to be replaced was a Preferred Stockholder Nominee;

                  (v) to approve the Charter Amendment; and

                  (vi) to cause the Stock Option Plan to be adopted as promptly as practicable after approval and filing of the Charter Amendment.

            Section 3.4 Determination of Board Nominees.


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

            (a) At any time that the Preferred Stockholders are entitled to designate a Preferred Stockholder Nominee, the Administrative Agent shall consult with the Preferred Stockholders in order to select one or more Preferred Stockholder Nominees; provided that, to the extent consultation with all of the Preferred Stockholders would subject such process to Section 14 of the Exchange Act, the Administrative Agent may limit the number of Preferred Stockholders with whom it consults; provided further, that no person who is an employee of any Preferred Stockholder may be a Preferred Stockholder Nominee. Any Preferred Stockholder Nominee that is approved by 51% of the Preferred Stockholders consulted pursuant to the preceding sentence shall be an "Approved Preferred Stockholder Nominee."

            (b) At any time that the Management Stockholders are entitled to designate a Management Nominee, such Management Nominee shall be designated by a majority vote of the Company's Chief Executive Officer, President, Chief Financial Officer and each Executive Vice President (collectively, the "Principal Officers") at the time such designation is to be made. J. Peter Pierce is hereby designated as the initial agent for the Management Stockholders (such person, together with any successor serving in such capacity, the "Management Agent") for purposes of notifying the Administrative Agent of the identity of any Management Nominee (an "Approved Management Nominee") and Administrative Agent shall be entitled to rely on any such notification; provided that the Management Nominees on the Board shall at all times be the Chief Executive Officer of the Company and one other qualified individual designated in accordance herewith. In addition to the foregoing, at any time that there are no Management Stockholders party hereto, the Management Agent shall be entitled to make all decisions to be made by Management Stockholders hereunder. The Principal Officers shall collectively have the right from time to time to remove the Management Agent and designate a new Management Agent and, in such event, shall promptly notify Company and Administrative Agent thereof; provided that in the event that the Management Agent ceases to be an employee of the Company, the Principal Stockholders shall immediately remove the Management Agent and designate a new Management Agent and if such removal and designation is not effected within 5 Business Days of a request by the Company, the Board shall be entitled to remove the Management Agent and designate a new Management Agent. No removal of the Management Agent shall be effective until the Company shall receive notice thereof and the name of the successor Management Agent.

            Section 3.5 Irrevocable Proxy.

            (a) Each Preferred Stockholder hereby irrevocably appoints the Administrative Agent, with full power of substitution, as its attorney and proxy to attend meetings, vote, give and execute consents and in all other ways act in its place with respect to its shares of Series B Preferred Stock, its Conversion Shares and all other shares Common Stock now or hereafter beneficially owned by such Preferred Stockholder (the shares of Series B Preferred Stock and Common Stock held by any Preferred Stockholder being hereinafter referred to as such Preferred Stockholder's "Proxy Shares") but only with respect to the matters covered by, and in accordance with, Section 3.3 hereof.

            (b) Each Preferred Stockholder hereby authorizes the Administrative Agent to (i) identify, as of each applicable record date, the Proxy Shares, and
(ii) notify the Company's transfer agent, inspector of elections and other organizations, persons or officials involved in the administration or processing of proxies with respect to the subject vote, of the existence of this irrevocable proxy under this Section 3.5 (this "Irrevocable Proxy"), the number of shares with respect to the subject election to which this Irrevocable Proxy will apply and the record owner of such Proxy Shares, and all such organizations, persons and officials are authorized and directed to rely on such notification.

            (c) Each Preferred Stockholder further agrees that it shall not Transfer to any of its Affiliates any interest in the Series B Preferred Stock or Common Stock or any security which represents a derivative interest therein unless prior to such acquisition the Administrative Agent is notified of such intention to Transfer and if requested an irrevocable proxy in the form of this
Section 3.5 is executed and delivered to the Company by such Affiliate.

            (d) Each Preferred Stockholder agrees to fully cooperate with the Administrative Agent to give full effect to the intentions of this Section 3.5 by executing such documents and taking such actions as are reasonably requested by the Administrative Agent for such purpose.

            (e) Each Preferred Stockholder hereby affirms that this Irrevocable Proxy is coupled with an interest and shall be irrevocable. It is further understood by each Preferred Stockholder that this Irrevocable Proxy by such Preferred Stockholder may be exercised by the Administrative Agent in accordance with the terms hereof, for the period beginning the date hereof and ending, with respect to the Series B Preferred Stock, upon its conversion into Common Stock and, with respect to the Conversion Shares or other shares of Common Stock, upon a Public Transfer of such Shares.

            (f) THIS IRREVOCABLE PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES (OTHER THAN PURSUANT TO A PUBLIC TRANSFER).

            Section 3.6 Credit Agreement Determinations Not Affected. Neither the voting agreements contained in Sections 3.2 and 3.3 of this Agreement nor the proxy granted in Section 3.5 hereof shall be applicable to or bind any Preferred Stockholder in such holder's capacity as a Lender under the Credit Agreement with respect to any determination, vote or consent relating to a requested or proposed waiver, amendment, restatement or other modification thereof.

            Section 3.7 Group Filing.

            (a) Each Preferred Stockholder acknowledges that under the Exchange Act as presently in effect, such Preferred Stockholder is the beneficial owner of the Conversion Shares issuable in respect of such Preferred Stockholder's Series B Preferred Stock. Each Preferred Stockholder hereby agrees that any
Schedule 13D required to be filed by reason of such beneficial ownership of the Conversion Shares (or any other shares of Common Stock owned by such Preferred Stockholder) and any amendments thereto shall be filed on behalf of the Preferred Stockholders as a Group by the Administrative Agent pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Exchange Act. Each Preferred Stockholder further agrees to be responsible for the completeness and accuracy of the information concerning itself contained in any Schedule 13D or any amendment thereto, it being understood that no Preferred Stockholder shall be responsible for the completeness or accuracy of the information concerning any other Preferred Stockholder in such Schedule 13D or any amendment unless it knows or has reason to believe that the information concerning such other Preferred Stockholder is inaccurate. The initial Schedule 13D and any required amendments shall be prepared by the Administrative Agent and shall be distributed to all Preferred Stockholders for review and comment prior to the filing thereof. Each Preferred Stockholder agrees to promptly notify the Administrative Agent of any information that would require the filing of an amendment to the Schedule 13D including, without limitation, any increase in such Preferred Stockholder's beneficial ownership of Common Stock and any material change in any other information required by
Schedule 13D.

            (b) Each Preferred Stockholder hereby appoints the Administrative Agent as its agent and attorney-in-fact to execute and file with the SEC and the NYSE or such other securities exchange on which the Common Stock may be listed from time to time, and to deliver to the Company, a Statement on Schedule 13D under the Exchange Act, and one or more amendments thereto, with respect to the Common Stock of the Company.

            (c) Notwithstanding anything contained in Sections 3.7(a) and 3.7(b) to the contrary, any Preferred Stockholder may file its own Schedule 13D pursuant to Rule 13d-1(k)(2) under the Exchange Act in lieu of participating in such Group filing of Schedule 13D, provided that (i) such Preferred Stockholder gives written notice of its decision not to participate in the group filing to all of the other Preferred Stockholders at least ten (10) Business Days prior to the filing of its own Schedule 13D, (ii) such notice is accompanied by a copy of a Schedule 13D in the form proposed to be filed by such Preferred Stockholder, and (iii) such Preferred Stockholder complies with its filing obligations under
Section 13D of the Exchange Act including, if applicable, identification of any Group pursuant to Rule 13d-1(k)(2) under the Exchange Act.

                                   ARTICLE IV
                               TRANSFERS OF SHARES

            Section 4.1 Transfer Restrictions.

            (a) General. No Stockholder shall Transfer any of its shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, except in compliance with the Securities Act, applicable state securities laws and this Agreement. Any attempt to Transfer any shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock in a transaction not in compliance with this Agreement shall be null and void and the Company shall not, and shall ensure that any transfer agent shall not, register upon its books any Transfer of such shares to any Person except a Transfer in accordance with this Agreement.

            (b) Pro Rata Transfers. Until such time as all obligations under the Credit Agreement are repaid, in the event that a Preferred Stockholder desires to Transfer (other than to an Affiliate) shares of any of its Series A Preferred Stock, Series B Preferred Stock or Common Stock, such Preferred Stockholder and its Affiliates must also Transfer the Percentage Interest in all other classes of stock held by such Preferred Stockholder and its Affiliates as well as the Percentage Interest in the Term Loans held by such Preferred Stockholder and its Affiliates under the Credit Agreement to such Transferee. As used herein, "Percentage Interest" shall mean the number of shares of the class of stock proposed to be Transferred divided by the aggregate number of shares of such class of stock held by the Preferred Stockholder and its Affiliates.

            (c) Transfers of Preferred Stock. In addition to Section 4.1(a) and
(b), no Preferred Stockholder shall Transfer any of its shares of Series A or Series B Preferred Stock other than in compliance with Section 4.3.

            (d) Transfers of Common Stock by Preferred Stockholders. In addition to Section 4.1(a) and (b), no Preferred Stockholder shall Transfer any of its Common Stock except (i) in compliance with the provisions of Section 4.2, (ii) subject to compliance with Section 4.3, to an Affiliate or (iii) in a Public Transfer.

            (e) Transfers By Management Stockholders. Each Management Stockholder acknowledges and agrees that his or her Options are subject to certain restrictions on Transfer set forth in the Stock Option Plan and the option agreement entered into by Company and such Management Investor. In addition to Section 4.1(a), no Management Stockholder shall Transfer any of its shares of Common Stock other than in compliance with Section 4.3 hereof.

            Section 4.2 Tag-along/Drag-along Rights and Obligations.

            (a) A Preferred Stockholder (for purposes of this Section 4.2, the "Seller") shall not Transfer (other than pursuant to Section 4.1(d)(ii) or
(iii)) any of its shares of Common Stock to any Person (for purposes of this
Section 4.2, the "Buyer") without: (1) an agreement from the Buyer that it will purchase all shares of Common Stock and/or vested Options or Options that will vest upon consummation of such Transfer (in each case, "Vested Options") of any or all other Stockholders who desire (or who, pursuant to Section 4.2(d), may become obligated) to sell; provided any Buyer's agreement to purchase such securities may be subject to the condition that the securities acquired by Buyer are all of the outstanding shares of Common Stock and Vested Options held by the Stockholders; or (2) offering the other Preferred Stockholders the right to sell their "pro rata portion" of the shares of Common Stock to be Transferred by the Seller; provided that, if the Seller is proposing to sell at least 50.1% of the outstanding Common Stock then held by all Preferred Stockholders, such offer must also be made to the Management Stockholders. As used herein, "pro rata portion" shall mean, for each Stockholder (other than the Seller), a fraction, the numerator of which is the number of shares of Common Stock and Vested Options held by such Stockholder immediately prior to the proposed Transfer and the denominator of which is the total number of shares of Common Stock and Vested Options outstanding immediately prior to the proposed Transfer. In the event that Vested Options are to be Transferred, such Vested Options shall be Transferred on the same terms that the shares of Common Stock are to be transferred subject to a deduction of the exercise price and any required withholding taxes with respect to the shares of Common Stock for which such Vested Option are exercisable. Notwithstanding anything to the contrary herein, until such time as all obligations under the Credit Agreement are repaid, as a condition to any Buyer purchasing Common Stock from a Preferred Stockholder pursuant to this Section 4.2, such Buyer must agree to purchase from such Preferred Stockholder and each other Preferred Stockholder that is selling pursuant to this Section 4.2, each Preferred Stockholder's Percentage Interest in its Series A Preferred Stock, Series B Preferred Stock and Term Loans under the Credit Agreement.

            (b) If a Preferred Stockholder proposes to Transfer any of its shares of Common Stock pursuant to Section 4.2(a), the Seller shall send a notice (a "Seller's Notice") to the Administrative Agent and all other Stockholders entitled to receive such notice (each such Stockholder, an "Offeree") in accordance with the provisions of Section 6.5 hereof (except that such notice shall be sent only by facsimile transmission, personal delivery or overnight courier). The Seller's Notice shall (A) identify the Buyer, (B) provide the price and a description of all other material terms of the proposed sale and (C) (i) in the case of a Transfer pursuant to Section 4.2(a)(1), state that each Offeree has the right (and could become obligated), pursuant to this
Section 4.2, to sell all (but not less than all) of its Common Stock and Vested Options to the Buyer upon the terms set forth in the Seller's Notice or (ii) in the case of a Transfer pursuant to Section 4.2(a)(2), state that each Offeree has the right to sell its pro rata portion of the shares of Common Stock to be Transferred upon the terms set forth in the Seller's Notice. Not later than ten
(10) Business Days following the date of the Seller's Notice, each Offeree shall send a notice (a "Tag-along Notice") to the Seller, with a copy to the Administrative Agent, stating whether such Offeree agrees to sell all, or its pro rata portion, as applicable, of its shares of Common Stock and/or Vested Options to the Buyer on the terms set forth in the Seller's Notice (any such Offeree sending a Tag-along Notice with such agreement to sell being an "Additional Seller"). Any such agreement to sell contained in a Tag-along Notice shall be final and binding on the Additional Seller, and may be revoked only upon the Buyer's breach of its agreement to purchase the Common Stock and/or Vested Options. Any Offeree who fails to send a Tag-along Notice in response to a Seller's Notice shall be deemed to have elected not to sell all, or its pro rata portion, as applicable, of its shares of Common Stock and/or Vested Options to the Buyer, subject, however to the provisions of paragraph (d) of this
Section 4.2.

            (c) If the Transfer is being made pursuant to (i) Section 4.2(a)(1) (and the Buyer has not imposed the condition that it receive all Common Stock and Vested Options held by the Stockholders) and Seller shall not have received Tag-along Notices from Additional Sellers whose shares of Common Stock and Vested Options, together with the Seller's shares of Common Stock, constitute, in the aggregate, at least 50.1% of the Common Stock and Vested Options then outstanding or (ii) Section 4.2(a)(2), then, in each case, the Seller, the Buyer and the Additional Sellers shall be free to consummate the purchase and sale of the Common Stock and Vested Options in accordance with paragraph (e) of this
Section 4.2.

            (d) In the case of a Transfer pursuant to Section 4.2(a)(1) in which the Seller shall receive Tag-along Notices from Additional Sellers whose Common Stock and Vested Options, together with the Seller's shares of Common Stock constitute, in the aggregate, at least 50.1% of the Common Stock and Vested Options then outstanding, the Seller and the Buyer may send a second notice (a "Drag-along Notice") to each Stockholder who declined to sell all of its shares of Common Stock and Vested Options to the Buyer in response to the Seller's Notice or who did not issue a Tag-along Notice in response to such Seller's Notice, with a copy to the Administrative Agent. The Drag-along Notice shall state that holders of not less than 50.1% of the Common Stock and Vested Options then outstanding have agreed to sell their shares of Common Stock and Vested Options to the Buyer, that the Buyer has agreed to purchase such securities and that, by virtue of such agreements to sell and to purchase, all Stockholders are obligated by this Section 4.2 to sell all of their shares of Common Stock and Vested Options to the Buyer, at the price and on the other terms set forth in the original Seller's Notice. The Drag-along Notice shall also set forth the date, time and place of the closing of the Buyer's purchase of the Common Stock from all of the Stockholders, which shall be not less than 10 Business Days nor more than 20 Business Days from the date of the Drag-along Notice.

            (e) On the closing date specified in the Drag-along Notice (or, if the purchase and sale are being closed pursuant to paragraph (c) of this Section 4.2, on such closing date as shall be fixed by the Buyer, the Seller and the Additional Sellers), the Buyer shall purchase, and the selling Stockholders shall sell, the shares of Common Stock and Vested Options to be purchased and sold pursuant to this Section 4.2. Any such closing shall be subject to the conditions set forth in Section 4.1(a) and in Section 4.3, and may be subject to such additional conditions (including, without limitation, the delivery of share certificates, duly endorsed for transfer or with executed stock powers annexed) as customarily accompany purchases and sales of shares.

            (f) Upon the termination or cancellation of the purchase and sale of any or all shares of Common Stock and Vested Options, the Common Stock and Vested Options that were the subject of such terminated transaction shall continue to be subject to the provisions of this Section 4.2.

            (g) Participations. Nothing in Section 4.1 or this Section 4.2 shall limit the ability of a Preferred Stockholder to create and sell participation interests in the Company's indebtedness to it under the Credit Agreement, provided that such participation interest shall not entitle the purchaser to become a Transferee of any Series A Preferred Stock, Series B Preferred Stock or Common Stock and, in the absence of a Transfer in accordance with this Agreement, neither the Company nor any Preferred Stockholder shall be obligated to recognize any claim by the holder of such participation interest with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Common Stock or under this Agreement.

            Section 4.3 Condition of Transfer. Any Transferee of a Stockholder (other than a Transferee in a Public Transfer) and any Transferee of less than all of the outstanding Common Stock and Vested Options held by Stockholders pursuant to Section 4.2 shall, unless this Agreement expressly provides otherwise, hold such Transferred shares of Common Stock and/or Vested Options subject to all of the provisions of this Agreement and shall make no further Transfers except as permitted in this Agreement. As a condition precedent to any such Transfer of shares, the Transferee shall execute an agreement to be bound substantially in the form of Exhibit B hereto whereby such Transferee shall agree to become a party to and be bound by all of the provisions of this Agreement including, without limitation, the Irrevocable Proxy set forth in
Section 3.5 (in the case of a Transferee of a Preferred Stockholder) and the power of attorney set forth in Section 3.7 (in the case of a Transferee of a Preferred Stockholder) and, thereafter, references to the Management Stockholders shall be deemed to include any individual Transferee of any Management Stockholder (other than a Transferee in a Public Transfer) and any Transferee pursuant to Section 4.2 (to the extent of the Common Stock and/or Vested Options purchased from a Management Stockholder thereunder) and references to the Preferred Stockholders shall be deemed to include any individual Transferee of any Preferred Stockholder (other than a Transferee in a Public Transfer) and any Transferees pursuant to Section 4.2 (to the extent of the Common Stock purchased from a Preferred Stockholder thereunder). Any Transfer of shares not in compliance with this Agreement shall be void and of no effect whatsoever.

            Section 4.4 Stock Ledger and Transfer Records. The Company shall keep or cause to be kept at its principal office or with a transfer agent, a register in which the Company shall provide for the registration of the Series A Preferred Stock, Series B Preferred Stock and Common Stock and the Transfer of the Series A Preferred Stock, Series B Preferred Stock and Common Stock. Upon
(i) surrender for registration of Transfer of any certificate for Series A Preferred Stock, Series B Preferred Stock or Common Stock at the office of the Company designated for that purpose, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing and (ii) evidence of compliance with the provisions of this Agreement, the Company shall execute and deliver, in the name of the designated Transferee or Transferees, one or more new certificates evidencing the Transferred shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock. The Company shall keep a complete record of any Transfers permitted hereunder and shall notify the Administrative Agent and the other Stockholders pursuant to the provisions of Section 6.5 within two (2) Business Days of any such Transfer. Any Stockholder that Transfers any Series A Preferred Stock, Series B Preferred Stock or Common Stock shall notify the Company and, with respect to any Preferred Stockholder, the Administrative Agent in accordance with the provisions of Section 6.5 within two
(2) Business Days of any such Transfer.

            Section 4.5 Restrictive Legends.

            (a) Each certificate representing shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock held by a Preferred Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form, which legend shall be removed upon termination of this Agreement or at such time as such shares are transferred in a Public Transfer:

            THE VOTING, SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A STOCKHOLDERS AGREEMENT (THE "AGREEMENT"), DATED AS OF APRIL 29, 2002, AND AN IRREVOCABLE PROXY SET FORTH THEREIN. TRANSFEREES OF THE SHARES ARE BOUND BY THE TERMS OF THE AGREEMENT, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY OR OBTAINED FROM THE COMPANY AT NO CHARGE. ALL OF THE PROVISIONS OF THE AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

            (b) Each certificate representing shares of Common Stock held by a Management Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form, which legend shall be removed upon termination of this Agreement or at such time as such shares are transferred in a Public Transfer, in substantially the following form:

            THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A STOCKHOLDERS AGREEMENT (THE "AGREEMENT"), DATED AS OF APRIL 29, 2002. TRANSFEREES OF THE SHARES ARE BOUND BY THE TERMS OF THE AGREEMENT, A COPY

      OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY OR OBTAINED FROM THE COMPANY AT NO CHARGE. ALL OF THE PROVISIONS OF THE AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

            (c) Each certificate representing shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock held by a Stockholder that are not subject to an effective registration statement also shall be stamped or otherwise imprinted with a legend in substantially the following form, which legend shall be removed at such time as such shares are transferred in a Public
Transfer:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

            (d) Such certificates also may be stamped or otherwise imprinted with any legend required by any other agreement between the Company and the Stockholders, or among the Stockholders.

                                   ARTICLE V
                               REGISTRATION RIGHTS

            Section 5.1 Demand Registration.

            (a) Request for Registration. Subject to 5.1(b), at any time on or after the date which is one year following the date of this Agreement, any Preferred Stockholder or Preferred Stockholders holding Common Stock representing not less than 10% of the aggregate Registrable Securities (the "Initiating Holders") may make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

            (b) Limitations. Notwithstanding anything to the contrary herein:

                  (1) The Company will not be required to prepare and file pursuant to this Section 5.1 more than 3 registration statements at the request of the Preferred Stockholders;

                  (2) The Company will not be required to prepare and file a registration statement pursuant to this Section 5.1 during the period from the date of filing a registration statement of the Company involving an underwritten offering of any equity securities to the date that is the earlier of (a) the date of the withdrawal of such registration statement or of the request to file the registration statement by the security holder requesting the registration and (b) the date that is 180 days following the effective date of such registration statement;

                  (3) The Company will not be required to prepare and file and, if filed, will be entitled to withdraw a registration statement including Registrable Securities with an aggregate value of less than $5,000,000;

                  (4) The number of Registrable Securities included in any registration under this Section 5.1 may be reduced pursuant to
                  Section 5.3 hereof; and

                  (5) A registration may be suspended or postponed under the circumstances described in Section 5.10 hereof.

            (c) Effective Registration. A registration will not count as a Demand Registration until it has become effective.

            (d) Underwritten Offering. If the Initiating Holders so elect, the offering of Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

            Section 5.2 Incidental Registrations.

            (a) Subject to Section 5.3, if the Company at any time proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Article
V. Upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided, that (a) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (b) if such registration involves an underwritten offering, all Holders requesting that their Registrable Securities be included in the registration must sell their Registrable Securities to the underwriters selected by the Company or the selling security holders requesting such registration, as the case may be, on the same terms and conditions as apply to the Company or such selling shareholders, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration.

            Section 5.3 Priority. If a registration pursuant to Section 5.1 or
5.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company or, if applicable, the Initiating Holders hereunder or the Other Holders requesting such registration, as the case may be, then

                  (1) with respect to a Demand Registration pursuant to Section
                  5.1 hereof, the Company shall include in such registration Registrable Securities in an amount which the Company is so advised can be sold in such offering, (a) first, Registrable Securities requested to be included by the Initiating Holders and all other Preferred Stockholders, pro rata based on the number of Registrable Securities requested to be included in such registration, (b) second, Registrable Securities requested to be included by Management Stockholders exercising their rights pursuant to Section 5.2 and (c) third, Other Securities requested to be included by Other Holders, pro rata based on the number of Other Securities requested to be included in such registration;

                  (2) with respect to a registration that does not constitute a Demand Registration pursuant to Section 5.1 hereof and is a primary registration on behalf of the Company, the Company shall include in such registration, securities in an amount which the Company is so advised can be sold in such offering,
                  (a) first, securities proposed to be registered by the Company, (b) second, Registrable Securities requested be included by Stockholders exercising their rights pursuant to
                  Section 5.2, pro rata based on the number of Registrable Securities requested to be included in such registration and
                  (c) third, Other Securities requested to be included by Other Holders, pro rata based on the number of Other Securities requested to be included in such registration; and

                  (3) with respect to a registration that does not constitute a Demand Registration pursuant to Section 5.1 hereof and is a secondary registration on behalf of Other Holders, the Company shall include in such registration, securities in an amount which the Company is so advised can be sold in such offering, the Registrable Securities requested be included by Stockholders exercising their rights pursuant to Section 5.2 and Other Securities requested to be included by Other Holders, pro rata based on the number of Registrable Securities requested to be included by the Requesting Holders and the number of Other Securities proposed to be registered by the Other Holders; provided that, Stockholders holding more than 50% of the outstanding Common Stock held by all Stockholders may agree to grant the Other Holders priority in a registration initiated by Other Holders.

            Section 5.4 Registration Procedures.

            If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

            (a) use reasonable best efforts to prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable best efforts to cause such filed registration statement to become and remain effective until the earlier of (1) 180 days from the date such registration statement to become effective (provided that, such 180-day period shall be increased by the number of days that any Holder shall have been required by
Section 5.10 to refrain from disposing under the registration any of the Registrable Securities owned by such Holder) or (2) the date on which the sale of Registrable Securities has been completed.

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5.4(a) (or any longer period required by the registration rights relating to the Other Securities included in the registration statement, as the case may be), and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 5.4(a) or (b), the Company will furnish to counsel selected pursuant to Section
5.9 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

            (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

            (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to material taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus (which, in the case of a registration statement on Form S-3, may be in the form of a Form 8-K or other periodic report under the Exchange Act) as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

            (h) (i) use reasonable best efforts to list such Registrable Securities on any securities exchange or quotation system on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 5.7 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

            (j) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by

"cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

            (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (l) notify counsel (selected pursuant to Section 5.9 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

            (m) with respect to a Demand Registration pursuant to Section 5.1 hereof, make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

            (n) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (o) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

            (p) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

            (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE or any other securities exchange or quotation system on which the Registrable Securities are now or hereafter may be listed;

            (r) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities; and

            (s) with respect to a Demand Registration pursuant to Section 5.1 hereof, use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement contemplated hereby.

            Section 5.5 Information Supplied.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller required by the Securities Act in connection with the registration of securities in secondary offerings and relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

            Section 5.6 Restrictions on Disposition.

            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5.4(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.4(f).

            Section 5.7 Indemnification.

            (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 5.1 or 5.2, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each an "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based solely upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information relating to a Seller furnished to the Company by or behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the Transfer of securities by any seller.

            (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 5.1 or 5.2 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the Transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 5.7, except to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the Indemnifying Party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the Indemnifying Party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, except in the case of a conflict of interest as aforesaid, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation, and shall have no liability for any settlement made by the Indemnified Party without the consent of the Indemnifying Party, such consent not to be unreasonably withheld. No Indemnifying Party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding, and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder.

            (d) (i) If the indemnification provided for in this Section 5.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5.7(d) as a result of the

Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5.7(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Indemnification similar to that specified in this Section 5.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any applicable law or with any governmental authority other than as required by the Securities Act.

            (f) The obligations of the parties under this Section 5.7 shall be in addition to any liability which any party may otherwise have to any other party.

            Section 5.8 Required Reports. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            Section 5.9 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 5.1 or 5.2 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

            Section 5.10 Suspension/Postponement of Registration. Notwithstanding anything in this Agreement to the contrary, the Company may upon notice to the Holders (a) postpone effecting a registration under this Agreement, or (b) require the Holders to refrain from disposing of Registrable Securities under a registration statement. The Company may postpone effecting a registration or apply limitations on dispositions under such registration if (1) the Company in good faith determines that such registration or disposition would materially impede, delay or interfere with any material financing, offer or sale of other equity securities or debt securities of the Company, acquisition, disposition or other material transaction by the Company or any of its material subsidiaries or (2) the Company in good faith determines that it is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that the Company may not take any action pursuant to this Section 5.10 for a period of time in excess of 180 days in any one year period.

            Section 5.11 Holdback Agreement. If any registration hereunder shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the Company (in each case, other than as part of such underwritten public offering), within seven days before, and during the 180-day period beginning on, the effective date of such registration (except as part of such registration), and the Company hereby also agrees and agrees to use commercially reasonable efforts to have each Other Holder of any Equity Security of the Company purchased from the Company (at any time other than in a public offering) to so agree.

            Section 5.12 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder agrees to enter into and sell its securities on the basis provided in any underwriting agreement entered into pursuant to Section 5.4(i); provided that
(i) such Holder will not be required to make any representations or warranties except those which relate solely to itself and its intended plan of distribution and (ii) the liability of such Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Holder provided by or on behalf of such Holder for inclusion in the prospectus.

            Section 5.13 Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 5.1 or 5.2.

            Section 5.14 No Inconsistent Agreements. Without the consent of a majority of the Holders, the Company represents and warrants that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article V.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 6.1 Administrative Agent.

            (a) Each Preferred Stockholder hereby appoints and authorizes the BNP Paribas, as administrative agent (the "Administrative Agent"), to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; provided that, the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law.

            (b) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Each Preferred Stockholder severally agrees to indemnify the Administrative Agent from and against such Preferred Stockholder's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Indemnified Costs"); provided, however, that no Preferred Stockholder shall be liable for any portion of such Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. For purposes of this Section 6.1, the Preferred Stockholder's respective ratable shares of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Term Loans outstanding at such time and owing to the respective Preferred Stockholders. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 6.1 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Preferred Stockholder or a third party. The failure of any Preferred Stockholder to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Preferred Stockholder to the Administrative Agent as provided herein shall not relieve any other Preferred Stockholder of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Preferred Stockholder shall be responsible for the failure of any other Preferred Stockholder to reimburse the Administrative Agent for such other Preferred Stockholder's ratable share of such amount.

            (c) The Administrative Agent may resign at any time by giving written notice to the Preferred Stockholders, and may be removed at any time with or without cause by Preferred Stockholders holding at least 66 ?% of the Pro Rata Shares (as defined in the Credit Agreement) of all Preferred Stockholders. Upon any such resignation or removal, the Preferred Stockholders holding at least 66 ?% of the Pro Rata Shares (as defined in the Credit Agreement) of all Preferred Stockholders, shall have the right to appoint a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after such retiring Administrative Agent's giving notice of resignation or the removal of such retiring Administrative Agent, then such retiring or removed Administrative Agent may, on behalf of the Preferred Stockholders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the law of the United States or of any State hereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with the rights and duties of the retiring or removed Administrative Agent hereunder, and such retiring or removed Administrative Agent shall be discharged from its duties hereunder.

            (d) This Section 6.1 shall survive termination of this Agreement.

            Section 6.2 Termination. Section 2.1 of this Agreement shall terminate at such time as the shares of Common Stock subject to the voting agreement in Article III constitute less than 50% of the outstanding shares of Common Stock. Section 2.2 shall terminate upon expiration of the period specified therein for the maintenance of liability insurance. The voting agreements in Article III of this Agreement shall terminate with respect to any share of Common

Stock, at such time as such share is Transferred in a Public Transfer and shall terminate with respect to all Common Stock and Series B Preferred Stock at such time as the shares of Common Stock and Series B Preferred Stock subject to such voting agreement constitute less than 50% of the outstanding shares of Capital Stock entitled to vote on all matters to be voted on by holders of Common Stock.
Article IV (other than any restrictions on Transfer imposed by the Securities Act or state securities or "blue sky" laws) shall terminate as to any share of Common Stock at such time as such share is Transferred in a Public Transfer and as to all shares of Common Stock and Preferred Stock and all Options at such time as the shares of Common Stock and Series B Preferred Stock held by the Stockholders constitute less than 50% of the outstanding shares of Capital Stock entitled to vote on all matters to be voted on by holders of Common Stock.
Article V of this Agreement (other than Section 5.7 thereof) shall terminate at such time as there shall be no Registrable Securities outstanding. In addition to the foregoing, this Agreement shall terminate upon a sale of all the outstanding shares of Common Stock held by the Stockholders and, with respect to any Stockholder, this Agreement shall terminate with respect to such Stockholder at such time as it no longer holds any Series A Preferred Stock, Series B Preferred Stock or Common Stock. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

            Section 6.3 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company, the Administrative Agent and holders of at least 51% of the Common Stock then held by the Stockholders, except that any such action which adversely affects the Management Stockholders disproportionately as a class compared to other Stockholders must be approved by holders of at least 51% of the Common Stock and Vested Options held by all Management Stockholders or, if there are no Management Stockholders at the time, by the Management Agent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            Section 6.4 Successors, Assigns and Transferees; Management Stockholder.

            (a) This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto (except as described in the next sentence) without the prior written consent of the other parties. Any Stockholder may assign its rights and obligations hereunder in accordance with the Transfer provisions of Article IV.

            (b) Any employee of the Company who receives Options will be required by the terms thereof to become a party to this Agreement. Following delivery to Company of an agreement in writing to become a party to and be bound by all of the provisions of this Agreement applicable to Management Stockholders, such employee shall become a party hereto and all references herein to Management Stockholders shall be deemed to include such employee.

            Section 6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company and the Stockholders, to their respective addresses specified in the Credit Agreement (or at such other address as any such party may specify by like notice) and, with respect to any other Holder, to the address of such Holder as shown in the stock record books of the Company (or at such other address as any such Holder may specify to all of the above by like notice).

            Section 6.6 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

            Section 6.7 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Preferred Stock Issuance and Restructuring Agreement, the Series A Certificate of Designations, the Series B Certificate of Designations and the Stock Option Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

            Section 6.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            Section 6.9 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the laws of the State of Delaware. The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, proceeding or judgment arising under or with respect to this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            Section 6.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            Section 6.11 Effective Date. This Agreement shall become effective immediately upon the Closing.

            Section 6.12 Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

            Section 6.13 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            Section 6.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, attorney or advisors of any Stockholder, the Company or of any Affiliate or permitted assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, agent, employee, partner, member, attorney or advisor of any Stockholder, the Company or of any Affiliate or permitted assignee thereof, as such for any obligation of any Stockholder or the Company under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

            Section 6.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

            Section 6.16 No Third Party Beneficiaries. This Agreement is not intended to confer upon any persons other than the parties hereto any rights or remedies hereunder other than the rights granted to the Principal Officers pursuant to Section 3.4(b) hereof and, with respect to Section 2.2 only, the Company's officers and directors immediately prior to the Closing Date and those Directors appointed hereunder.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:                    TELESPECTRUM WORLDWIDE INC.

                                By:   /s/ J. Peter Pierce
                                     ___________________________________________
                                     Name: J. Peter Pierce
                                     Title: Chief Executive Officer

THE MANAGEMENT AGENT:                /s/ J. Peter Pierce
                                     ___________________________________________
                                     J. Peter Pierce


THE PREFERRED STOCKHOLDERS:     BNP PARIBAS (F/K/A BANQUE NATIONALE DE
                                PARIS),
                                as a Preferred Stockholder and as Administrative
                                Agent

                                By:  /s/ Amy Kirschner
                                     ___________________________________________
                                     Name: Amy Kirschner
                                     Title: Director

                                By:  /s/ Albert A. Young, Jr.
                                     ___________________________________________
                                     Name: Albert A. Young, Jr.
                                     Title: Managing Director

                                ENDEAVOR, LLC,
                                as a Preferred Stockholder


                                By:  /s/ Ronnie Kaplan
                                    ___________________________________________
                                        Name: Ronnie Kaplan
                                        Title: Vice President

                                FLEET NATIONAL BANK (F/K/A BANKBOSTON, N.A.), as a Preferred Stockholder


                                By:  /s/ G. Christopher Miller
                                     ___________________________________________
                                        Name:   G. Christopher Miller
                                        Title:  Vice President

                                VAN KAMPEN PRIME RATE INCOME TRUST,
                                as a Preferred Stockholder

                                By: Van Kampen Investment Advisory Corp.


                                By:  /s/ Christina Jamieson
                                     ___________________________________________
                                        Name:   Christina Jamieson
                                        Title:  Vice President

                                VAN KAMPEN SENIOR FLOATING RATE FUND,
                                as a Preferred Stockholder

                                By: Van Kampen Investment Advisory Corp.


                                By:  /s/ Darvin D. Pierce
                                     ___________________________________________
                                        Name:   Darvin D. Pierce
                                        Title:  Executive Director

                                VAN KAMPEN SENIOR INCOME TRUST,
                                as a Preferred Stockholder

                                By: Van Kampen Investment Advisory Corp.


                                By:  /s/ Brad Langs
                                        Name: Brad Langs
                                        Title: Vice President


                                TBH-I, L.P., as a Preferred Stockholder

                                By:  /s/ Gary P. Thomason
                                        Name: Gary P. Thomason
                                        Title: Authorized Signatory


                                WELLS FARGO BANK, N.A., as a Preferred
                                Stockholder

                                By:  /s/ Razia Damji
                                        Name: Razia Damji
                                        Title: Vice President

                                FIRST SOURCE LOAN OBLIGATIONS TRUST,
                                as a Preferred Stockholder

                                By: First Source Financial, Inc., its Servicer
                                    and Administrator


                                By:  /s/ Kathi J. Inorio
                                        Name: Kathi J. Inorio
                                        Title: Senior Vice President

                                ENDURANCE CLO I, LTD, as a Lender

                                By: ING Capital Advisors, LLC
                                    As Portfolio Manager

                                By:  /s/ Helen Rhee
                                        Name: Helen Rhee
                                        Title: Senior Vice President


                                KZH ING-2 LLC, as a Preferred Stockholder

                                By:  /s/ Susan Lee
                                        Name: Susan Lee
                                        Title: Authorized Agent

                                KZH ING-3 LLC, as a Preferred Stockholder

                                By:  /s/ Susan Lee
                                        Name: Susan Lee
                                        Title: Authorized Agent


                                ARCHIMEDES FUNDING, L.L.C. , as a
                                Preferred Stockholder

                                By: ING Capital Advisors, LLC,
                                    as Collateral Manager

                                By:  /s/ Helen Rhee
                                        Name: Helen Rhee
                                        Title: Senior Vice President


                                ARCHIMEDES FUNDING II, L.L.C., as a
                                Preferred Stockholder

                                By:  ING Capital Advisors, LLC,
                                     as Collateral Manager

                                By:  /s/ Helen Rhee
                                        Name: Helen Rhee
                                        Title: Senior Vice President


                                FIRST DOMINION FUNDING III, as a
                                Preferred Stockholder

                                By:  /s/ Andrew Marshak
                                        Name: Andrew Marshak
                                        Title: Authorized Signatory

THE MANAGEMENT STOCKHOLDERS:


                                                   /s/ J. Peter Pierce
                                                     J. Peter Pierce